                                                                 EXHIBIT 10.3(b)


                  PATENT, TRADEMARK AND TRADE SECRET ASSIGNMENT

               This Patent, Trademark and Trade Secret Assignment (the "Assignment") is made and entered into this 28th day of October, 1999 (the "Effective Date") by and between, Stone Container Corporation, a Delaware corporation (the "Assignor"), and S&G Packaging Company, L.L.C., a Delaware limited liability company (the "Assignee").

               WHEREAS, on the date hereof, Assignor has entered into a Securities Purchase Agreement (the "Purchase Agreement") with Gaylord Container Corporation ("Gaylord") pursuant to which, among other things, Gaylord has agreed to purchase all of Assignor's ownership interests in Assignee; and

               WHEREAS, in furtherance of the transaction contemplated by the Purchase Agreement, Assignee wishes to acquire and Assignor wishes to assign to Assignee, all of Assignor's right, title and interest in and to: (a) the Proprietary Rights (as that term is defined in the Purchase Agreement) licensed to Assignee pursuant to the License Agreement dated July 12, 1996, by and between Assignor and Assignee (the "License Agreement"); (b) any and all of the improvements, and/or additions to the Proprietary Rights as described in Section
7.5 of the License Agreement (the "Improvements"); and (c) any and all of the
(i) United States patents and patent applications identified and set forth on Exhibit A, all other patents, patent applications and inventions (whether patentable or not) that the Assignee has used, that the Assignee is currently using or that cover products or services that the Assignee has offered in the past or is currently offering or that are currently in development, with respect to Assignee's retail bag business, including its grocery bag and sack, merchandise bag and fast food bag businesses (collectively the "Business"), and all improvements and/or additions to any of the foregoing, and all foreign counterparts thereof (collectively the "Patents"), (ii) the trademarks, the United States trademark registrations and applications for registration, and the unregistered trademarks, all as identified and set forth on Exhibit A, and all variations thereof, and all other trademarks that the Assignee has used, that the Assignee is currently using or that cover products or services that the Assignee has offered in the past or is currently offering or that are currently in development, with respect to the Business, and all corresponding foreign rights (collectively the "Marks"), and the goodwill of the business associated therewith, and (iii) the trade secrets, confidential business information and know-how that the Assignee has used, that the Assignee is currently using or that cover products or services that the Assignee has offered in the past or is currently offering or that are currently in development, with respect to the Business (collectively the "Trade Secrets").

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, each intending to be legally bound, hereby agree as follows:

               1. Assignor does hereby sell, assign, transfer and set over to Assignee all of its right, title and interest in and to (a) the Proprietary Rights licensed to Assignee pursuant to Paragraph 3.1 of the License Agreement,
(b) the Improvements, and (c) the Patents (including any patents that may issue thereon, and any continuations, divisions, continuations-in-part, reissues, reexaminations, extensions and including the subject matter of all claims which may be obtained therefrom), the Marks (together with the goodwill of the business in connection with which the Marks are used, and all registrations and applications therefor, including any renewals and extensions of the registrations that are or may be secured under the laws of the United States



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


and all foreign countries, now or hereafter in effect) and the Trade Secrets, all for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made; together with all income, royalties, damages or payments due or payable as of the date hereof or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the rights assigned hereunder, with the right to sue for, and collect the same for Assignee's own use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives.

               2. Assignor authorizes the Commissioner of Patents and Trademarks of the United States or, in the case of the several states in the United States or countries outside the United States, the analogous individual or agency responsible for patents, trademarks, service marks, trade/assumed names, to record, as applicable, Assignee as owner of the rights assigned hereunder, including any variations thereof, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.

               3. Assignor hereby represents and warrants that its right, title and interest in and to the rights assigned hereunder are free and clear of any liens and encumbrances, that it has full right to assign all its interests therein, and that it has not executed and will not execute any agreement or other instrument in conflict herewith.

               4. Assignor shall provide to Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, samples, exhibits, specimens and other documentation as may be reasonably required): (a) in the preparation and prosecution of any application for registration or any application for renewal of a registration covering, as applicable, any of the rights assigned hereunder; (b) in the prosecution or defense of any interference, opposition, reexamination, reissue, infringement or other proceedings that may arise in connection with any of the rights assigned hereunder, as applicable, including, but not limited to, testifying as to any facts relating to such rights; (c) in obtaining any additional patent or trademark protection, as applicable, for the rights assigned hereunder that Assignee reasonably may deem appropriate that may be secured under the laws now or hereafter in effect in the United States or any other country; and (d) in the implementation or perfection of this Assignment.

               5. Assignor grants to Kirkland & Ellis the authority and power to insert on this instrument any further information that may be necessary or desirable for purposes of recordation in the United States Patent & Trademark Office or the patent or trademark office of any foreign country.


                                    * * * * *















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


               IN TESTIMONY WHEREOF, the parties hereto have caused this Assignment to be signed and executed by the undersigned officers thereunto duly authorized this 28th day of October, 1999.



S&G PACKAGING COMPANY, L.L.C.         STONE CONTAINER CORPORATION


Name: /s/ Thomas Cadden               Name: /s/ Leslie Ledrer
      -------------------------             ------------------------------------
Title: President                      Title: V.P., Secretary and General Counsel
       ------------------------              -----------------------------------



(Notarized)


















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



                                    EXHIBIT A

PATENTS:

COUNTRY               U.S. PATENT NO.       ISSUE DATE                      TITLE
-------               --------------        ----------                      -----
United States         5,857,672             Jan. 12, 1999      Apparatus for Rotating
                                                               Substantially Flat Articles

United States         5,860,646             Jan. 19, 1999      Apparatus for Rotating
                                                               Substantially Flat Articles
                                                               (continuation of 5,857,672)

United States         5,816,993             Oct. 6, 1998       Apparatus and Method for
                                                               Attaching Carrying Handles to
                                                               Bags

United States         5,795,280             Aug. 18, 1998      Apparatus for the
                                                               Registration of Printed
                                                               Matter During the Manufacture
                                                               of Bags


TRADEMARKS:

MARK                            REG. NO.                       REG. DATE
----                            --------                       ---------
BREAKAWAY                       1,258,530                      November 22, 1983

GOOD NEWS BAG                   1,655,544                      September 3, 1991; cancelled
                                                               ss.8 March 9, 1998

THE HANDLER                     None                           None






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